Exhibit 4.1

                      FORM OF COMMON STOCK PURCHASE WARRANT

     THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.


                          COMMON STOCK PURCHASE WARRANT

                        UNIVERSAL FOOD & BEVERAGE COMPANY

Date of Original Issuance:  March 2, 2005                 Certificate No. W-____

                  THIS CERTIFIES that, for value received, ____________, or registered assigns (the "Registered Holder"), is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from Universal Food & Beverage Company, a Nevada corporation (the "Company"), a total of _______ (_______) shares of common stock, par value $.001 per share ("Common Stock"), or its equivalent, however designated, of the Company (the "Warrant Shares"), at a price per share (the "Exercise Price") as set forth in the next sentence. During the period from the date of this Agreement until and on May 31, 2005, the Exercise Price for the Warrant Shares is $2.00 per share, representing an aggregate purchase price of _____ Dollars ($______) for all Warrant Shares; after May 31, 2005, the Exercise Price for the Warrant Shares will be $2.50 per share, representing an aggregate purchase price of _____________ Dollars ($_______) for all Warrant Shares.

                  The Exercise Price and number of Warrant Shares (and the amount and kind of other securities) for which this Warrant is exercisable shall be subject to adjustment as provided herein, and all references to "Warrant Stock" and "Exercise Price" herein shall be deemed to include any such adjustment.

                  SECTION 1.  Exercise of Warrant.

         1A. Exercise Period. The purchase rights represented by this Warrant may be exercised, in whole or in part, at any time and from time to time during the period (the "Exercise Period") beginning on the Date of Original Issuance and ending at 5:00 p.m., Chicago, Illinois local time, on the date of the first anniversary of the Date of Original Issuance or, if such day is not a business day, at 5:00 p.m., Chicago, Illinois local time, on the next succeeding business day.

         1B.      Exercise Procedure.

                           (i) This Warrant, in whole or in part, as applicable,
shall be deemed to have been exercised when all of the following items have been delivered to the Company (the "Exercise Time"):

                                    (a) a completed  Exercise  Agreement  in the
form set forth in Exhibit A hereto, as described in Section 1C below, executed by the person exercising all or part of the purchase rights represented by this Warrant (the "Purchaser");

                                    (b)     this Warrant;

                                    (c) if the  Purchaser is not the  Registered
Holder in the Company's records maintained pursuant to Section 7 hereof, an Assignment or Assignments in the form set forth in Exhibit B hereto evidencing the assignment of this Warrant to the Purchaser; and

                                    (d) a check  payable  to the  Company  in an
amount equal to the product of the Exercise Price multiplied by the number of Warrant Shares being purchased upon such exercise (the "Aggregate Exercise Price").

                           (ii)  Certificates  for Warrant Shares purchased upon
exercise of this Warrant shall be delivered by the Company to the Purchaser within a reasonable time after the date of the Exercise Time together with any cash payable in lieu of a fraction of a share pursuant to Section 8 hereof. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall deliver such new Warrant to the person designated for delivery in the Exercise Agreement concurrently with the delivery of certificates for Warrant Shares.

                           (iii) The Warrant  Shares  issuable upon the exercise
of this Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the record holder of such Warrant Shares at the Exercise Time.

                           (iv) The issuance of certificates  for Warrant Shares
upon exercise of this Warrant shall be made without charge to the Registered Holder for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of Warrant Shares, except for any taxes or charges payable in connection with the issuance of Warrant Shares to any Person other than the Registered Holder.

                           (v) The Company shall not close its books against the
transfer of this Warrant or of any Warrant Shares issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

                           (vi) The Company  shall at all times reserve and keep
available out of its authorized but unissued capital stock, solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant. All Warrant Shares which are so issuable shall, when issued and upon the payment of the applicable

Exercise Price, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges, except restrictions arising (A) under federal and state securities laws, (B) not by or through the Company, or (C) by agreement between the Company and the Registered Holder or its successors.

                  SECTION 2. Adjustment of Exercise Price and Number of Warrant Shares. In order to prevent dilution of the rights granted under this Warrant, the Exercise Price and the number of Warrant Shares or other securities obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 2.

                  2A.  Adjustment  for Stock  Splits  and  Combinations.  If the
Company at any time while this Warrant, or any portion hereof, remains outstanding and unexpired, effects a subdivision of the outstanding Common Stock, the Exercise Price in effect immediately prior to that subdivision shall be proportionately decreased. Conversely, if the Company any time while this Warrant, or any portion hereof, remains outstanding and unexpired, combines the outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to the combination shall be proportionately increased. Any adjustment under this Section 2A shall become effective at the close of business on the date the subdivision or combination becomes effective.

                  2B. Adjustment for Stock Dividends and Distributions. If the Company at any time while this Warrant, or any portion hereof, remains outstanding and unexpired, makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Exercise Price then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Exercise Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Exercise Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Exercise Price shall be adjusted pursuant to this Section 2B to reflect the actual payment of such dividend or distribution.

                  2C. Adjustments for Other Dividends and Distributions. If the Company at any time while this Warrant, or any portion hereof, remains outstanding and unexpired, makes, or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution (other than a dividend or distribution payable solely in shares of Common Stock), in each such event provision shall be made so that the Registered Holder shall receive upon exercise hereof, in addition to the number of Warrant Shares receivable thereupon, the dividend or distribution which such Registered Holder would have received had such exercise occurred immediately prior to such event.

                  2D. Adjustment for Reclassification, Exchange and Substitution. If at any time while this Warrant, or any portion hereof, remains outstanding and unexpired, the Warrant Shares issuable upon exercise of this Warrant are changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger or consolidation provided for elsewhere in this Section
2), in any such event this Warrant shall thereafter represent the right to receive upon exercise hereof the kind and amount of stock and other securities and property receivable in connection with such recapitalization, reclassification or other change with respect to the maximum number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such recapitalization, reclassification or change, all subject to further adjustments as provided herein or with respect to such other securities or property by the terms thereof.

                  2E. Reorganizations, Mergers or Consolidations. If at any time while this Warrant, or any portion hereof, remains outstanding and unexpired, the Warrant Shares are converted into other securities or property, whether pursuant to a reorganization, merger, consolidation or otherwise (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 2) (collectively, a "Reorganization"), as a part of such transaction, provision shall be made so that this Warrant shall thereafter represent the right to receive upon exercise hereof the number of shares of stock or other securities or property to which a holder of the maximum number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such transaction would have been entitled in connection with such transaction, subject to further adjustments as provided herein or with respect to such other securities or property by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 2 with respect to the rights of the Registered Holder of this Warrant after such transaction so that the provisions of this Section 2 (including adjustment of the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant) shall be applicable after such event and be as nearly equivalent as practicable.

                  2F. Certificate of Adjustment. In each case of an adjustment or readjustment of the Exercise Price, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to the Registered Holder of this Warrant. The certificate shall set forth such adjustment or readjustment, showing in reasonable detail the facts upon which such adjustment or readjustment is based.

                  2G. Adjustment of Number of Warrant Shares. Upon each adjustment of the Exercise Price hereunder, the number of Warrant Shares acquirable upon exercise of this Warrant shall be adjusted to equal the number of shares determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

                  2H. Notices. The Company shall give written notice to the Registered Holder of this Warrant at least ten (10) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, and (B) with respect to any pro rata subscription offer to holders of Common Stock, and (C) for determining rights to vote with respect to any transaction described in Section 2D or 2E hereof or any dissolution or liquidation of the Company.

                  SECTION 3. Transferability. This Warrant and the purchase rights represented hereby are transferable, in whole or in part, without charge to the Registered Holder upon surrender of this Warrant with a properly executed assignment (in the Form of Exhibit B hereto) at the principal office of the Company.

                  SECTION 4. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender.

                  SECTION 5. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the Registered Holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such Warrant certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

                  SECTION 6. Amendment and Waiver. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the prior written consent of the holders of a majority of the then-outstanding Warrants. Any amendment or waiver so effected shall be binding on each existing and future holder of Warrants.

                  SECTION 7. Warrant Register. The Company shall maintain at its principal executive offices books for the registration of ownership and transfer of this Warrant. The Company may deem and treat the Registered Holder as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes and shall not be affected by any notice to the contrary.

                  SECTION 8. Investment Intent. By accepting this Warrant, the Registered Holder represents that it is acquiring this Warrant for investment purposes only and not with a view to, or for sale in connection with, any distribution hereof.

                  SECTION 9. Fractions of Shares. No fractional shares or scrip representing fractional shares shall be issued upon exercise or conversion of this Warrant in whole or in part. As to any fraction of a share called for upon the exercise or conversion of this Warrant, the Company shall make a cash payment in respect of such fraction in an amount equal to the same fraction of the fair market value of a Warrant Share on the date of such exercise or conversion.

                  SECTION 10. No Stockholder Rights. This Warrant shall not entitle the Registered Holder to any voting rights or any other rights as a stockholder of the Company or to any other rights except the rights stated herein; and no dividend or interest shall be payable or shall accrue in respect of this Warrant or the Warrant Shares during the Exercise Period.

                  SECTION 11. Notices. Unless otherwise provided, any notice under this Warrant shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) upon confirmation of receipt by fax by the party to be notified, (c) one business day after deposit with a reputable overnight courier, prepaid for overnight delivery and addressed as set forth in below, or (d) three (3) days after deposit with the United States Post Office, postage prepaid, registered or certified with return receipt requested and addressed to the party to be notified at the address indicated below, or at such other address as such party may designate by ten (10) days'advance written notice to the other party given in the foregoing manner.

                  If to the Holder:         ___________________________

                                            ___________________________

                                            ___________________________

                                            Facsimile:_________________

                  If to the Company:        Universal Food & Beverage Company
                                            3830 Commerce Drive
                                            St. Charles, Illinois  60174
                                            Attention:  Chief Financial Officer
                                            Facsimile:  (630) 584-8674


                  SECTION 12. Governing Law. This Warrant shall be governed by and construed in accordance with the Delaware General Corporation Law as to matters within the scope thereof and under the law of the State of Illinois as to all other matters, without giving effect to any choice of law or conflict of law provisions.


                                    * * * * *

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated the date hereof.

                                    UNIVERSAL FOOD & BEVERAGE COMPANY
                                      a Nevada corporation

                                    By:
                                        -------------------------------------
                                        Duane Martin, Chief Executive Officer

Attest:


---------------------------
Ralph Passino, Secretary

                                    EXHIBIT A


                               EXERCISE AGREEMENT


To:                                         Dated:
    ------------------------------                 ---------------------------

                  The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-____), hereby subscribes for the purchase of ____________ Warrant Shares covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.

                  The undersigned requests that a certificate for such Warrant Shares be registered in the name of whose address is ______________________________________ and whose social security number or other identifying number is ___________, and that such certificate be delivered to _________________ whose address is ___________________________________. If said number of Warrant Shares is less than all of the Warrant Shares purchasable hereunder, the undersigned requests that a new Warrant evidencing the right to purchase the remaining balance of Warrant Shares for which this Warrant is exercisable be registered in the name of __________________ whose address is _________________________ and whose social security number or other identifying number is _________, and that such certificate be delivered to ______________ whose address is
------------------------------------.


                                             Signature:
                                                        ------------------------

                                             Address:
                                                      --------------------------

                                                      --------------------------

                                    EXHIBIT B

                                   ASSIGNMENT

         FOR VALUE RECEIVED, hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W- ) with respect to the number - of the Warrant Shares covered thereby set forth below, unto:

Names of Assignee          Address                   No. of Warrant Shares
-----------------          -------                   ---------------------





Dated:                                 Signature:
       -----------------------                    ------------------------------



                                       Witness:
                                                --------------------------------